Exhibit 5.1

                          Ehrenreich Eilenberg & Krause
                               11 East 44th Street
                            New York, New York 10017
                                 (212) 986-9700


                                                               June 25, 2002

Exus Networks, Inc.
150 E. 58th Street, 25th floor
New York, New York 10155


     Re: Registration Statement on Form S-8 Relating to 14,000,000 shares of Common Stock issuable under the Exus Networks, Inc. 2002 Stock Option Plan and 11,000,000 shares of Common Stock issued to Consultants

Gentlemen:

         We are special counsel to Exus Networks, Inc. a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to (i) 14,000,000 shares (the "Option Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), issuable upon the exercise of options granted, as well as stock options available for grant, pursuant to the Company's 2002 Stock Option Plan (the "Plan"); (ii) 6,000,000 shares of Common Stock issued to a consultant pursuant to the terms and provisions of a certain Consulting Agreement dated as of June 18, 2002, by and between the Company and David E.Y. Sarna ("Sarna Shares"); and (iii) 5,000,000 shares of Common Stock issued to a consultant pursuant to the terms and provisions of a certain Consulting Agreement dated as of June 18, 2002, by and between the Company and Martin C. Licht ("Licht Shares"; and together with the Sarna Shares, the "Consultant Shares").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law, as we have deemed necessary or appropriate in order to render the opinion hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the accuracy and completeness of all public records reviewed. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued upon due exercise of options granted in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

         Based upon and subject to the foregoing, we are of the opinion that the Consultant Shares have been validly authorized, and when issued and paid for in the manner contemplated in the Consulting Agreements, will be legally issued, fully paid and non-assessable, provided, however, that the payment therefor is in any event not less than the par value of the Consultant Shares so issued.



         Members of our firm are admitted to the bar of the State of New York. We express no opinion as to the laws of any other jurisdiction other than the laws of the State of New York.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                          Very truly yours,


                                          Ehrenreich Eilenberg & Krause, LLP